UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2011 (January 19, 2011)

RADIATION THERAPY SERVICES

HOLDINGS, INC.

 (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907 (Zip Code)
(Address of Principal Executive Offices)

(239) 931-7275
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 19, 2011, Radiation Therapy Services Holdings, Inc. (the “Company”) received a commitment letter (the “Commitment Letter”) from DDJ Capital Management, LLC to purchase an aggregate principal amount of $50 million of 9 7/8% Senior Subordinated Notes due 2017 to be issued by the Company’s wholly-owned subsidiary, Radiation Therapy Services, Inc., the net proceeds of which will be used (i) to fund the Company’s pending acquisition of all of the outstanding capital stock of Medical Developers, LLC (“MDLLC”) and substantially all of the outstanding stock of MDLLC’s affiliated companies (the “MDLLC Acquisition”), (ii) to fund transaction costs associated with the MDLLC Acquisition and (iii) for general corporate purposes.  On January 21, 2011, the Company issued a press release announcing that it had received the Commitment Letter.  A copy of the Commitment Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description

10.1	Commitment Letter from DDJ Capital Management, LLC
99.1	Press Release dated January 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIATION THERAPY SERVICES HOLDINGS, INC.

Date: January 24, 2011	By:	/s/ Kerrin E. Gillespie
Name: Kerrin E. Gillespie
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Commitment Letter from DDJ Capital Management, LLC
99.1	Press Release dated January 21, 2011